UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2014

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation

Effective September 8, 2014, the Board of Directors and majority shareholders of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) approved and adopted an amendment to the Articles of Incorporation of PetVivo which reduced its authorized shares of common stock from 4 Billion shares to 250 Million shares, which amendment has been duly filed with the Secretary of State of Nevada.

Item 8.01 Other Events

Also effective September 8, 2014, PetVivo completed a 1-for-500 reverse stock split of all its outstanding common shares, which has been declared effective with FINRA and has been duly filed with the Secretary of State of Nevada. As a consequence of this reverse stock split, every 500 pre-split common shares of PetVivo have been combined into one post-split common share of PetVivo. After giving effect to this transaction, the number of shares of outstanding common stock has been reduced to 7,620,301.

PetVivo common stock will trade on a post-split basis for 20 days from the effective date under the temporary symbol “PETVD”, with the D added to signify the occurrence of the reverse stock split. After this 20-day period, PetVivo will trade under its normal symbol of “PETV.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: September 12, 2014	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer